Exhibit 4.376

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 172079 dated August 01, 2018

For Rendering

telematic services

This License is granted to

Joint Stock Company

RIKT

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1034214000215

Tax Identification Number (TIN)

4214004610

Location address (place of residence):

9, Chekhova str., Mezhdurechensk, Kemerovo region, 652870

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until August 01, 2023.

This License is granted by decision of the licensing body - Order dated February 26, 2019 No. 111-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.A.Pankov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296